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                                                                     EXHIBIT 99
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[ZOLTEK LOGO]

FOR IMMEDIATE RELEASE                                 NASDAQ NMS SYMBOL: "ZOLT"
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                      ZOLTEK TO CHALLENGE JURY VERDICTS
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         ST. LOUIS, MISSOURI -- NOVEMBER 29, 2006 -- Zoltek Companies, Inc.
reported that it will challenge the verdicts handed down today by a jury in a lawsuit pending in federal court in St. Louis. The jury found that Zoltek had breached its obligations under a supply agreement for carbon fiber. The jury ruled in favor of the plaintiffs on one count of damages of $21 million and on a second count of $15 million. Although the outcome of this litigation is inherently uncertain, Zoltek believes it has strong legal grounds to overturn these verdicts and will file post-trial motions challenging the jury's verdicts in several fundamental respects.

                      FOR FURTHER INFORMATION CONTACT:

                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: successfully resolve pending litigation; re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

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